UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2007

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, the Compensation Committee of the Wright Express Corporation Board of Directors approved grants of equity securities to the company’s executive officers, among others, in the form of restricted stock units ("RSUs") and performance-based restricted stock units ("PSUs"). The following lists the number of RSUs and/or PSUs (at threshold, target and maximum performance) granted to each of the Company’s executive officers, as applicable:

MICHAEL DUBYAK
RSUs 0
Threshold PSUs 16,496
Target PSUs 32,992
Maximum PSUs 65,984

DAVID MAXSIMIC
RSUs 5,939
Threshold PSUs 2,969
Target PSUs 5,938
Maximum PSUs 11,876

MELISSA SMITH
RSUs 5,279
Threshold PSUs 2,639
Target PSUs 5,279
Maximum PSUs 10,558

TOD DEMETER
RSUs 3,794
Threshold PSUs 1,897
Target PSUs 3,794
Maximum PSUs 7,588

HILARY RAPKIN
RSUs 3,135
Threshold PSUs 1,567
Target PSUs 3,134
Maximum PSUs 6,268

ROBERT CORNETT
RSUs 3,135
Threshold RSUs 1,567
Target PSUs 3,134
Maximum PSUs 6,268

JAMIE MORIN-REYNOLDS
RSUs 2,970
Threshold PSUs 1,484
Target PSUs 2,969
Maximum PSUs 5,938

The RSUs and PSUs vest with respect to 25% of the total units granted on each of the first four anniversaries of the date of grant, or sooner under certain circumstances. Under the terms of the grant, the number of PSUs that will be converted to shares of stock is subject to the attainment of the adjusted net income performance goals as determined under the 2007 Short Term Incentive Program. No PSUs will be converted to shares of stock unless the threshold performance goal is met. If the maximum goal is exceeded, only the number of PSUs granted subject to attainment of the maximum goal will be converted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

April 5, 2007	By:	Melissa D. Smith

Name: Melissa D. Smith
Title: Senior Vice President, Finance and Chief Financial Officer